SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  June 28, 1996

                          BALCOR PENSION INVESTORS-II
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-10225
- -------------------------------         --------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3114027
- -------------------------------         --------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
- -------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
- ----------------------------------------------------------------------

Sherwood Acres Apartments, Phases I and II

In 1982, the Partnership funded loans of $1,510,915 and $1,618,985 each collateralized by a wrap-around mortgage on Phases I and II, respectively, of Sherwood Acres Apartments, Baton Rouge, Louisiana. In 1986, the borrower defaulted on its obligations under the terms of the loans and commenced bankruptcy proceedings. The Partnership obtained title to Phases I and II (together, the "Property") in 1988 subject to the existing first mortgage loans. In 1993, the Partnership refinanced the first mortgage loans with two new first mortgage loans from a third party, each in the principal amount of $5,812,500, and collateralized by Phase I and Phase II, respectively.

On June 28, 1996, the Partnership contracted to sell the Property for a sale price of $19,726,000 to an unaffiliated party, BH TFL, Inc. On or before July 23, 1996, upon completion of the purchaser's due diligence review, the purchaser will deposit $197,260 into an escrow account as earnest money. The remaining portion of the sale price will be payable in cash at closing, scheduled to occur on August 15, 1996. The purchaser will receive a credit against the purchase price of $500,000 for deferred maintenance on the Property. From the proceeds of the sale, the Partnership will pay the outstanding balances of the first mortgage loans which are expected to have a total outstanding principal balance of approximately $11,364,000 at closing and $240,000 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the Property will receive a fee for services rendered in connection with the sale of the Property of $144,195. The Partnership will receive the remaining proceeds of approximately $7,477,800, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the Property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Affiliates of the General Partner have simultaneously contracted to sell 5 other properties to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the Property may not occur.


ITEM 5.  OTHER INFORMATION
- -------------------------------------------

Cumberland Pines Apartments

As previously reported, on April 29, 1996, the Partnership contracted to sell Cumberland Pines Apartments, Atlanta, Georgia, to an unaffiliated party, Earl Phillips, L.L.C., a Georgia limited liability company, for a sale price of $9,200,000. The sale closed June 21, 1996. From the proceeds of the sale, the Partnership paid approximately $102,000 in closing costs and $184,000 to an unaffiliated party as a brokerage commission. The Partnership received approximately $8,914,000 representing the remaining proceeds. The Partnership received an additional $50,000 from the purchaser for extending the closing date.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ----------------------------------------------------------------------

     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale and attachment thereto relating to the sale of Sherwood Acres Apartments, Phases I and II, Baton Rouge, Louisiana.

               (b) Amendment to Agreement of Sale and Escrow Agreement
                   relating to the sale of Sherwood Acres Apartments, Phases I and II, Baton Rouge, Louisiana.

          (99) (a) First Amendment to Agreement of Sale and Escrow Trust Instructions relating to the sale of Cumberland Pines Apartments, Atlanta, Georgia.

               (b) Second Amendment to Agreement of Sale and
                   Escrow Trust Instructions relating to the sale of Cumberland Pines Apartments, Atlanta, Georgia.

               (c) Third Amendment to Agreement of Sale and
                   Escrow Trust Instructions relating to the sale of Cumberland Pines Apartments, Atlanta, Georgia.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR PENSION INVESTORS-II

                         By:  Balcor Mortgage Advisors, an Illinois
                              general partnership, its general partner

                         By: RGF-Balcor Associates, an Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/  Jerry M. Ogle
                              ------------------------------------
                              Jerry M. Ogle, Vice President
                              and Secretary

Dated:  July 12, 1996